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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant

     As of March 30, 2000 Cullen/Frost owned directly, or indirectly through wholly owned subsidiaries, the following subsidiaries.



                                                                                     Percentage of
                                                   Organized                       Voting Securities
                                                     Under                              Owned By
                                                    Laws of                           Cullen/Frost
=====================================================================================================
The Frost National Bank                            United States                         100%

United States National Bank of Galveston           United States                         100%

Main Plaza Corporation                                 Texas                             100%

Daltex General Agency, Inc.                            Texas                             100%

The New Galveston Company, Inc.                       Delaware                           100%

Cullen/Frost Capital Trust I                          Delaware                           100%

Frost Insurance Agency                                 Texas                             100%

Frost Securities, Inc.                                Delaware                           100%